Mintz & Partners LLP




                          INDEPENDENT AUDITORS' CONSENT

                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation in this Registration Statement of Environmental Solutions Worldwide, Inc. on Form SB-2/A (No. 1) of our report dated February 25, 2005, appearing in the Annual Report on Form 10-KSB/A (No.2) for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Toronto, Canada
December 16, 2005


/s/ MINTZ & PARTNERS LLP
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MINTZ & PARTNERS LLP
Chartered Accountants